Exhibit 99.1

Conmed Healthcare Management, Inc. Reports Record $14.8 Million in Revenues for First Quarter 2010

Hanover, Md. -- (BUSINESS WIRE)—May 13, 2010 -- Conmed Healthcare Management, Inc. (NYSE Amex: CONM - News), a leading full service provider of correctional facility healthcare services to county and municipal detention centers, today announced financial results for its first quarter ended March 31, 2010.

First Quarter Financial Highlights
•	Net revenue increased 18.8% to $14.8 million from $12.4 million in last year's comparable period.
•	Gross profit was $2.9 million (19.7% gross margin), compared to $2.7 million (21.5% gross margin) in the first quarter last year.
•	Operating expenses as a percentage of sales declined 400 basis points to 15.7% from 19.7% in the year-ago period.
•	Operating income was approximately $580,000, a 170% increase compared to operating income of approximately $215,000 in the year-ago period.
•	Net income of approximately $284,000, or $0.02 per basic and diluted share compared to net income of approximately $118,000, or $0.01 per basic and diluted share, in the year-ago period.
•	The Company generated approximately $848,000 in positive operating cash flow in the first quarter, and finished the quarter with $11.7 million in cash and cash equivalents as of March 31, 2010.

Corporate and Operational Highlights:
•
Signed a new 29-month contract with Pima County, Arizona to provide services at their Juvenile Detention Center; projected revenues of approximately $2.8 million. Agreement has a provision for two additional one-year extension periods available at the county’s option.

•
Signed agreement with Clark County, Washington, a new customer, to provide medical services for individuals detained at three county facilities. The contract is projected to generate approximately $16.0 million throughout the full six-year term which includes four one-year extension periods available at the county’s option.

•
Signed agreement with Garrett County, Maryland, expected to generate revenues of approximately $1.0 million over the full four and one-half year term which includes four one-year extension periods available at the county’s option.

First Quarter Financial Results
Net revenue for the three months ended March 31, 2010 increased $2.3 million, or 18.8%, to $14.8 million from $12.4 million in last year's comparable period. The addition of service contracts signed with new jurisdictions since January 1, 2009 accounted for approximately $1.5 million or 65.5% of the increase in revenue for the three months ended March 31, 2010 compared to the same period for the prior year. Approximately $465,000 was provided from the expansion of services provided under existing contracts. Price increases related to existing service requirements totaled approximately $294,000 or 12.6% of the revenue increase. The remainder of revenue improvement, approximately $47,000 or 2.0% of the increase, was the result of increases in other volume related activities.

"We are pleased to report another quarter in which we delivered solid financial results,” commented Richard Turner, Chairman and Chief Executive Officer of Conmed. “We achieved record revenues in the first quarter, reflecting growth both sequentially from our strong fourth quarter 2009 and compared to the prior-year first quarter.  We signed three new contracts, which we announced earlier this year., We believe that our strong brand, our reputation for quality and our compliance record in the industry continue to be key factors in securing new business for Conmed. Our Request for Proposal activity is stronger now than it was a year ago even as counties and municipalities are under increasing financial pressure to reduce expenses. We have performed admirably during this period of budget crunch, and continue to believe that our unique value proposition offers a cost effective way to deliver the quality healthcare services that our customers require to treat their inmate populations.”

Total healthcare expenses for the quarter ended March 31, 2010 were $11.8 million compared to $9.8 million in the year-ago period. The increase in spending for salaries, wages and employee benefits of approximately $1.2 million, or 17.6% is due primarily to the addition of new healthcare employees resulting from new business. Medical expenses increased approximately $758,000 or 31.8% reflecting increases related to the increased revenue plus higher hospitalization and HIV related pharmacy expenses when compared to the prior year’s first quarter.  Gross profit increased 8.9% to a record $2.9 million (19.7% gross margin) from $2.7 million (21.5% gross margin) in the prior year period.

Total operating expenses decreased 5.2% to $2.3 million for the quarter ended March 31, 2010 compared to $2.5 million for the year-ago period. Operating expenses as a percentage of sales declined 400 basis points to 15.7% from 19.7% in the year-ago period. Selling and administrative expenses for the first quarter were $2.0 million or 13.6% of revenue compared to $1.8 million or 14.6% of revenue for the year-ago quarter. Depreciation and amortization declined to approximately $319,000 compared to approximately $635,000 in the year ago period reflecting the continued reduction in amortization for service contracts acquired.

Dr. Turner continued, “Our financial metrics continue to demonstrate the leverage in our operating model as reflected by revenue that grew almost twice as fast as selling and administrative expenses.”

Conmed reported record operating income of approximately $580,000 in the first quarter, up approximately 170% compared to operating income of approximately $215,000 in the first quarter last year. Net income was approximately $284,000, or $0.02 per basic and diluted share as compared to net income of approximately $118,000, or $0.01 per basic and diluted share, in the year-ago period. The first quarter 2010 net income included an adjustment of approximately $44,000 to reflect the loss on fair value of derivatives (outstanding warrants) as required under derivative accounting for warrants that are indexed to an entity’s own stock**.

Dr. Turner concluded, “We remain focused on innovation and quality improvement programs to continue to differentiate ourselves in the marketplace. It is our mission to do everything we can to continue to try to improve efficiencies, deliver the proper care to patients and grow as a company for the benefit of our shareholders. We remain confident in our long-term growth targets and should see our share of new business bookings as we move towards the second half of 2010, since the bulk of county and municipal contracts are typically awarded in the latter half of the year.”

For the first quarter of 2010, adjusted EBITDA*, a non-GAAP measure, grew 4.9% to approximately $1.1 million compared to approximately $1.0 million in the prior year first quarter.

The Company generated approximately $848,000 in operating cash flow in the quarter ended March 31, 2010, and had $11.7 million in cash and cash equivalents as of March 31, 2010 compared to $11.1 million at December 31, 2009. Shareholders’ equity increased to $15.9 million at March 31, 2010 compared to $15.5 million at December 31, 2009. Days Sales Outstanding (DSO) as of March 31, 2010 was approximately 18 days.

*Use of Non-GAAP Measures
In addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America (GAAP), this press release also contains non-GAAP financial measures.  Adjusted EBITDA, as used in this press release, represents net income (loss) from continuing operations before interest, taxes and depreciation and amortization, adjusted for stock-based compensation, change in fair value of derivative financial instruments and other unusual or non-recurring transactional events. Adjusted EBITDA is a key indicator used by management to evaluate operating performance. While adjusted EBITDA is not intended to replace any presentation included in the consolidated financial statements under GAAP and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, the Company believes this measure is useful to investors in assessing the Company’s capital expenditures and working capital requirements. This calculation may differ in method of calculation from similarly titled measures used by other companies. A reconciliation of adjusted EBITDA to the nearest comparable GAAP financial measure is included in the financial schedules accompanying this press release. The adjusted financial measure, as well as other information in this press release, should be read in conjunction with the Company’s financial statements filed with the Securities and Exchange Commission.

**Derivative Accounting for Warrants that are Indexed to an Entity’s Own Stock:
Effective January 1, 2009 we adopted derivative account for warrants that are indexed to an entity’s own stock. We are required to record a non-cash charge to our GAAP results and thus our financial statements will continue to include this charge going forward until certain events occur and/or conditions are met, as defined in the new regulations. As a result of the Company’s adoption of this accounting standard effective January 1, 2009, approximately 1.7 million of our issued and outstanding common stock purchase warrants previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment and as a result they have been recorded as a liability based on fair value estimates. These common stock purchase warrants do not trade in an active securities market, and as such, we estimate the fair value of these warrants using the Black-Scholes option pricing model and all changes in the fair value of these warrants will be recognized currently in earnings until such time as the warrants are exercised or expire. Between January 1, 2009 and March 31, 2010, we amended approximately 815,000 of the approximately 1.7 million common stock purchase warrants to remove the provisions that resulted in liability treatment, and such amended common stock purchase warrants are now treated as equity.

Conference Call
Conmed will host a conference call today, Thursday, May 13, 2010, at 4:30 PM ET. Anyone interested in participating should call 877-941-1427 if calling within the United States or 480-629-9664 if calling internationally. The call will also be accompanied by a live webcast over the Internet and accessible at http://viavid.net/dce.aspx?sid=0000747C.  A re-play will be available until May 20, 2010, which can be accessed by dialing 800-406-7325 if calling within the United States or 303-590-3030 if calling internationally. Please use passcode 4291507 to access the replay.

About Conmed
Conmed has provided correctional healthcare services since 1984, beginning in the State of Maryland, and currently serves county and municipal correctional facilities in thirty-eight counties in seven states, including Arizona, Kansas, Maryland, Oklahoma, Oregon, Virginia and Washington. Conmed's services have expanded to include mental health, pharmacy and out-of-facility healthcare services.

Forward Looking Statements
This press release may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company's plans, objectives, expectations and intentions; and (ii) other statements that are not historical facts including statements which may be identified by words such as "may," "could," "would," "should," "believes," "expects," "anticipates," "estimates," "intends," "plans," "projects," "potentially," or similar expressions. These statements are based upon the current beliefs and expectations of the Company's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control) including, without limitation, the Company’s ability to increase revenue and to continue to obtain new contracts, the incurrence of start-up costs associated with new contracts, contract renewals and extensions; inflation exceeding the Company’s projection of the inflation rate of cost of services under multi-year contracts; the ability to obtain bonds; decreases in occupancy levels or disturbances at detention centers; malpractice litigation; the ability to utilize third party administrators for out-of-facility care; compliance with laws and government regulations, including those relating to healthcare; investigation and auditing of our contracts by government agencies; competition; termination of contracts due to lack of government appropriations; material adverse changes in economic and industry conditions in the healthcare market; negative publicity regarding the provision of correctional healthcare services; dependence on key personnel and the ability to hire skilled personnel; influence of certain stockholders; increases in healthcare costs; insurance; completion and integration of future acquisitions; public company obligations; limited liability of directors and officers; the Company’s ability to meet the NYSE Amex continued listing standards; and stock price volatility. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K filed with the SEC for the fiscal year ended December 31, 2009. Investors and security holders are urged to read this document free of charge on the SEC's web site at www.sec.gov. The Company does not undertake to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED BALANCE SHEETS

	March 31, 2010 (unaudited)	December 31, 2009
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$11,691,498	$11,056,143
Accounts receivable	2,871,873	2,278,074
Prepaid expenses	617,393	865,261
Deferred taxes	111,000	102,000
Total current assets	15,291,764	14,301,478

PROPERTY AND EQUIPMENT, NET	646,329	605,578

DEFERRED TAXES	1,377,000	1,381,000

OTHER ASSETS
Service contracts acquired, net	848,000	984,000
Non-compete agreements, net	424,895	436,667
Goodwill	6,263,705	6,263,705
Deposits	11,549	11,549
Total other assets	7,548,149	7,695,921
	$24,863,242	$23,983,977

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$1,705,625	$1,489,498
Accrued expenses	4,751,365	4,146,940
Taxes payable	209,783	550,000
Deferred revenue	930,819	1,018,645
Total current liabilities	7,597,592	7,205,083

DERIVATIVE FINANCIAL INSTRUMENTS	1,343,134	1,299,450

SHAREHOLDERS’ EQUITY
Preferred stock, no par value; authorized 5,000,000 shares; issued and outstanding zero shares as of March 31, 2010 and December 31, 2009	--	--
Common stock, $0.0001 par value, authorized 40,000,000 shares; issued and outstanding 12,629,572 shares as of March 31, 2010 and December 31, 2009	1,263	1,263
Additional paid-in capital	37,989,331	37,829,900
Accumulated deficit	(22,068,078)	(22,351,719)
Total shareholders' equity	15,922,516	15,479,444
	$24,863,242	$23,983,977

CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended March 31, 2010	For the Three Months Ended March 31, 2009

Service contract revenue	$14,751,971	$12,419,241

HEALTHCARE EXPENSES:
Salaries, wages and employee benefits	8,215,300	6,987,854
Medical expenses	3,139,742	2,381,933
Other operating expenses	494,713	384,205
Total healthcare expenses	11,849,755	9,753,992

Gross profit	2,902,216	2,665,249

Selling and administrative expenses	2,003,131	1,815,527
Depreciation and amortization	319,529	634,821
Total operating expenses	2,322,660	2,450,348

Operating income	579,556	214,901

OTHER INCOME (EXPENSE)
Interest income	18,069	28,628
Interest (expense)	--	(5,205)
Gain (loss) on fair value of derivatives	(43,684)	866
Total other income (expense)	(25,615)	24,289

Income before income taxes	553,941	239,190
Income tax expense	270,300	121,000
Net income	$283,641	$118,190

EARNINGS PER COMMON SHARE
Basic	$0.02	$0.01
Diluted	$0.02	$0.01

WEIGHTED-AVERAGE SHARES OUTSTANDING
Basic	12,629,572	12,471,928
Diluted	14,205,098	13,529,197

CONMED HEALTHCARE MANAGEMENT, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Three Months Ended March 31, 2010	For the Three Months Ended March 31, 2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$283,641	$118,190
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	69,418	43,821
Amortization	250,111	591,000
Stock-based compensation	159,431	159,269
(Gain) loss on fair value of derivatives	43,684	(866)
Deferred income taxes	(5,000)	--
Changes in working capital components
(Increase) in accounts receivable	(593,799)	(550,009)
Decrease in prepaid expenses	247,868	152,578
Increase in accounts payable	216,127	272,945
Increase in accrued expenses	604,425	338,422
(Decrease) in income taxes payable	(340,217)	(253,097)
Increase (decrease) in deferred revenue	(87,826)	78,561
Net cash provided by operating activities	847,863	950,814

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(65,240)	(25,813)
Asset purchase	(147,268)	--
Net cash (used in) investing activities	(212,508)	(25,813)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on line of credit	--	(100,000)
Payments on loans	--	(18,015)
Proceeds from exercise of warrants	--	6,000
Net cash (used in) financing activities	--	(112,015)

Net increase in cash and cash equivalents	635,355	812,986

CASH AND CASH EQUIVALENTS
Beginning	11,056,143	7,472,140
Ending	$11,691,498	$8,285,126

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash payments for interest	$--	$5,205
Income taxes paid	615,837	374,097

CONMED HEALTHCARE MANAGEMENT, INC.
ADJUSTED EBITDA
(UNAUDITED)

	For the Three Months Ended March 31, 2010	For the Three Months Ended March 31, 2009
Net income	$283,641	$118,190
Income tax expense	270,300	121,000
Interest income	(18,069)	(28,628)
Interest expense	--	5,205
Depreciation and amortization	319,529	634,821
EBITDA	855,401	850,588
Stock-based compensation	159,431	159,269
(Gain) loss on fair value of warrants	43,684	(866)
Adjusted EBITDA	$1,058,516	$1,008,991

Contact:
Conmed Healthcare Management, Inc.
Thomas W. Fry, 410-567-5529
Chief Financial Officer
tfry@conmed-inc.com

or
Hayden IR
Peter Seltzberg, 646-415-8972
peter@haydenir.com

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